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                          PECO ENERGY TRANSITION TRUST,

                                     Issuer

                                       and


                              THE BANK OF NEW YORK,

                                  Bond Trustee



                         ------------------------------


                                SERIES SUPPLEMENT

                             Dated as of May 2, 2000


                         ------------------------------


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
                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1.  Definitions.......................................................2
SECTION 2.  Designation; Series Issuance Dates................................4
SECTION 3.  Initial Principal Amount; Bond Rate; Expected
            Final Payment Date; Series Termination Date; Class
            Termination Dates.................................................4
SECTION 4.  Payment Dates; Expected Amortization Schedule
            for Principal; Interest; Overcollateralization
            Amount; Monthly Allocated Balances................................5
SECTION 5.  Authorized Initial Denominations..................................6
SECTION 6.  Redemption........................................................6
SECTION 7.  Credit Enhancement................................................7
SECTION 8.  Amendments to Indenture...........................................7
SECTION 9.  Delivery and Payment for the Series 2000-A
            Transition Bonds; Form of the Series 2000-A
            Transition Bonds..................................................9
SECTION 10. Confirmation of Indenture........................................10
SECTION 11. Counterparts.....................................................10
SECTION 12. Governing Law....................................................10
SECTION 13. Issuer Obligation................................................10



Schedule A    Expected Amortization Schedule
Schedule B    Monthly Allocated Balances

Exhibit A     Form of Transition Bond

                    SERIES SUPPLEMENT dated as of May 2, 2000 (this
               "Supplement"), by and between PECO ENERGY TRANSITION TRUST, a Delaware statutory business trust (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation (the "Bond Trustee"), as Bond Trustee under the Indenture dated as of March 1, 1999, between the Issuer and the Bond Trustee (the "Indenture").

                              PRELIMINARY STATEMENT

     Section 9.01 of the Indenture provides, among other things, that the Issuer and the Bond Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Transition Bonds and specifying the terms thereof and for modifying certain provisions of the Indenture. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Transition Bonds with an initial aggregate principal amount of $1,000,000,000 to be known as the Issuer's Transition Bonds, Series 2000-A (the "Series 2000-A Transition Bonds"). All acts and all things necessary to make the Series 2000-A Transition Bonds, when duly executed by the Issuer and authenticated by the Bond Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Bond Trustee are executing and delivering this Supplement in order to provide for the Series 2000-A Transition Bonds and to modify certain provisions of the Indenture in connection with the Second Qualified Rate Order (as defined in the Servicing Agreement) and any subsequent Qualified Rate Orders.

     In order to secure the payment of principal of and interest on the Series 2000-A Transition Bonds, and to further secure the payment of principal of and interest on the Series 1999-A Bonds issued on March 25, 1999, in each case issued and to be issued under the Indenture and/or any Series Supplement, the Issuer hereby Grants, and confirms its prior Grant on March 25, 1999 in connection with the issuance of the Series 1999-A Bonds, to the Bond Trustee as trustee for the benefit of the Holders of the Transition Bonds from time to time issued and outstanding, all of the Issuer's right, title and interest in and to
(a) the

Intangible Transition Property transferred by the Seller to the Issuer from time to time pursuant to the Sale Agreement and all proceeds thereof, (b) the Sale Agreement except for Section 5.01 thereof solely to the extent such Section provides for indemnification of the Issuer, (c) all Bills of Sale delivered by the Seller pursuant to the Sale Agreement, (d) the Servicing Agreement except for Section 5.02(b) thereof solely to the extent such Section provides for indemnification of the Issuer, (e) the Collection Account and all amounts on deposit therein from time to time, (f) all Swap Agreements with respect to the Transition Bonds, (g) all other property of whatever kind owned from time to time by the Issuer including all accounts, accounts receivable and chattel paper, (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (i) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

     To have and to hold in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts (including all fees, expenses, counsel fees and other amounts due and owing to the Bond Trustee) owing in respect of, the Transition Bonds equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in the Indenture or any Series Supplement and to secure performance by the Issuer of all of the Issuer's obligations under the Indenture and all Series Supplements with respect to the Transition Bonds, all as provided in the Indenture.

     The Bond Trustee, as trustee on behalf of the Holders of the Transition Bonds, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and this Supplement.

     SECTION 1. Definitions. (a) Article One of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the Transition Bonds of a particular Series, be as defined in

Article One but with such additional provisions as are specified in the related Series Supplement. With respect to the Series 2000-A Transition Bonds, the following definitions shall apply:

     "Adjustment Date" shall mean initially each August 12th, until August 12, 2008, and commencing on February 14, 2009, such date and the 14th day of each month thereafter until the Series Termination Date.


     "Authorized Initial Denominations" shall mean $1,000 and integral multiples thereof.

     "Bond Rate" has the meaning set forth in Section 3 of this Supplement.

     "Calculation Date" means initially each May 14th, until May 14, 2008, and commencing on January 14, 2009, such date and the 14th day of each month thereafter until the Series Termination Date.

     "Class Termination Date" means, with respect to any Class of the Series 2000-A Transition Bonds, the termination date therefor, as specified in Section 3 of this Supplement.

     "Expected Amortization Schedule" means Schedule A to this Supplement.

     "Expected Final Payment Date" means, with respect to any Class of the Series 2000-A Transition Bonds, the expected final payment date therefor, as specified in Section 3 of this Supplement.

     "Interest Accrual Period" means, with respect to any Payment Date, the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Series Issuance Date) to and excluding such Payment Date.

     "Monthly Allocated Interest Balance" has the meaning set forth in Section 4(e) of this Supplement.

     "Monthly Allocated Principal Balance" has the meaning set forth in Section 4(e) of this Supplement.

     "Overcollateralization Amount" has the meaning set forth in Section 4(d) of this Supplement.

     "Payment Date" has the meaning set forth in Section 4(a) of this Supplement.

     "Record Date" shall mean, with respect to any Payment Date, the close of business on the day prior to such Payment Date.

     "Series Issuance Date" has the meaning set forth in Section 2(b) of this Supplement.

     "Series Termination Date" has the meaning set forth in Section 3 of this Supplement.

     "Servicing Fee Rate" shall mean 0.25% per annum so long as ITC Charges are included in electric bills otherwise sent to Customers or, if ITC Charges are not included in such bills, 1.50% per annum.

     (b) All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

     SECTION 2. Designation; Series Issuance Dates. (a) Designation. The Series 2000-A Transition Bonds shall be designated generally as the Issuer's Transition Bonds, Series 2000-A and further denominated as Classes A-1 through A-4.

     (b) Series Issuance Date. The Series 2000-A Transition Bonds that are authenticated and delivered by the Bond Trustee to or upon the order of the Issuer on May 2, 2000 (the "Series Issuance Date") shall have as their date of authentication May 2, 2000. Each other Series 2000-A Transition Bond shall be dated the date of its authentication.

     SECTION 3. Initial Principal Amount; Bond Rate; Expected Final Payment Date; Series Termination Date; Class Termination Dates. The Transition Bonds of each Class of the Series 2000-A Transition Bonds shall have the initial principal amounts, bear interest at the rates per annum and shall have Expected Final Payment Dates and Class Termination Dates as set forth below:

            Initial
           Principal        Bond          Expected Final             Class
Class        Amount         Rate           Payment Date         Termination Date
-----     -----------      -----        -----------------     ------------------
 A-1      110,000,000      7.180%       September 1, 2001      September 1, 2003
 A-2      140,000,000      7.300%       September 1, 2002      September 1, 2004
 A-3      398,838,452      7.625%         March 1, 2009          March 1, 2010
 A-4      351,161,548      7.650%       September 1, 2009        March 1, 2010


     The Bond Rate for each Class shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 4. Payment Dates; Expected Amortization Schedule for Principal; Interest; Overcollateralization Amount; Monthly Allocated Balances. (a) Payment Dates. The Payment Dates for each Class of the Series 2000-A Transition Bonds are March 1 and September 1 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on September 1, 2000 and continuing until the earlier of repayment of such Class in full and the applicable Class Termination Date.

     (b) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing and the unpaid principal amount of all Series of Transition Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date, the Bond Trustee shall distribute to the Series 2000-A Transition Bondholders of record as of the related Record Date amounts payable in respect of the Series 2000-A Transition Bonds pursuant to Section 8.02(e) of the Indenture as principal, in accordance with the Expected Amortization Schedule. Available funds in the Series 2000-A Subaccount will be allocated in a sequential manner, to the extent funds are available, as follows: (1) to the holders of the Series 2000-A Transition Bonds, Class A-1, until this Class is retired in full, (2) to the holders of the Series 2000-A Transition Bonds, Class A-2, until this Class is retired in full, (3) to the holders of the Series 2000-A Transition Bonds, Class A-3, until this Class is retired in full, and (4) to the holders of the Series 2000-A Transition Bonds, Class A-4, until this Class is retired in full. Other than in the event of an acceleration of payments following an Event of Default or a redemption, in no event shall a principal payment pursuant to this Section 4(b) on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Series 2000-A Transition Bonds to the amount specified in the Expected Amortization Schedule which is attached as

Schedule A hereto for such Class and Payment Date. In the event of an acceleration of payments following an Event of Default on the Series 2000-A Transition Bonds, principal payments on each Class of Series 2000-A Transition Bonds will be made on a pro rata basis based on the respective Outstanding Amount of each Class as of the prior Payment Date.

     (c) Interest. Interest will be payable on each Class of the Series 2000-A Transition Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Rate and (ii) the Outstanding Amount of the related Class of Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the holders of the related Class of Series 2000-A Transition Bonds on such preceding Payment Date; and provided, further, that with respect to the initial Payment Date or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date.

     (d) Overcollateralization Amount. The Overcollateralization Amount for the Series 2000-A Transition Bonds shall be $20,000,000.

     (e) Monthly Allocated Balances. The Monthly Allocated Interest Balance and Monthly Allocated Principal Balance for any Monthly Allocation Date and the Series 2000-A Transition Bonds shall be as set forth in Schedule B hereto.

     Not later than each Schedule Revision Date, the Issuer shall deliver to the Bond Trustee replacement Schedules A and B hereto, adjusted to reflect the event giving rise to such Schedule Revision Date and setting forth the Expected Amortization Schedule for each Payment Date and the Monthly Allocated Interest Balance and Monthly Allocated Principal Balance for each Monthly Allocation Date; provided, however, that no such replacement schedules shall be required if the event giving rise to such Schedule Revision Date is a redemption of the Series 2000-A Transition Bonds in whole.

     SECTION 5. Authorized Initial Denominations. The Series 2000-A Transition Bonds shall be issuable in the Authorized Initial Denominations.

     SECTION 6. Redemption. (a) Mandatory Redemption. The Series 2000-A Transition Bonds shall not be subject to mandatory redemption except as provided in

Section 10.02 of the Indenture in the event that the Issuer receives Liquidated Damages. If the Issuer receives Liquidated Damages from the Seller as a result of a breach of a representation and warranty under the Sale Agreement which relates to one or more of the Qualified Rate Orders, but not all of the Qualified Rate Orders, then (i) only the Affected Transition Bonds will be redeemed and (ii) the Redemption Price shall be equal to the then outstanding principal amount of the Affected Transition Bonds as of the Liquidated Damages Redemption Date plus accrued interest to such Redemption Date.

     (b) Optional Redemption. The Series 2000-A Transition Bonds shall not be subject to optional redemption by the Issuer except that the Series 2000-A Transition Bonds may be redeemed in whole at a Redemption Price equal to the principal amount thereof plus interest at the applicable Bond Rate accrued to the Redemption Date on any Payment Date on which the Outstanding Amount thereof (after giving effect to payments that would otherwise be made on such Payment
Date) has been reduced to less than or equal to 5% of the initial principal balance thereof. Notwithstanding Section 10.01 of the Indenture, with respect to an optional redemption pursuant to this Section 6(b), the Issuer shall deposit with the Bond Trustee the Redemption Price of the Transition Bonds to be redeemed plus accrued interest thereon to the Redemption Date on or prior to the date that notice of such redemption is furnished.

     SECTION 7. Credit Enhancement. No credit enhancement (other than the Overcollateralization Amount) is provided for the Series 2000-A Transition Bonds.

     SECTION 8. Amendments to Indenture. In connection with the issuance of the Series 2000-A Transition Bonds, the Indenture shall be amended as follows:

     (a) Section 1.01(a) of the Indenture shall be amended by (i) amending the definition of "Eligible Investments" by replacing the entire proviso at the end thereof with the phrase "in each case which mature no later than the Business Day prior to the next Payment Date for that Series or Class; (ii) amending the definition of "Liquidated Damages" by deleting the phrase "5.01(c)(ii) or" in the second line thereof; (iii) amending the definition of "Liquidated Damages Redemption Date" by adding the word "Affected" after the phrase "for the redemption of" in the second line thereof; (iv) amending the definition of "Sale Agreement" by replacing the phrase "Intangible Transition Property Sale Agreement dated as of March 25, 1999" with the phrase "Intangible Transition Property Sale Agreement dated as of March 25, 1999, as amended and restated as of May 2, 2000"; and (v) amending the definition of "Servicing Agreement" by replacing the phrase "Master Servicing Agreement dated as of March 25, 1999" with the phrase "Master Servicing Agreement dated as of March 25, 1999, as amended and restated as of May 2, 2000".

     (b) Section 1.01(b) of the Indenture shall be amended by (i) adding the term "Affected Transition Bonds" in proper alphabetical order and (ii) replacing the term "Qualified Rate Order" with the term "Qualified Rate Orders".

     (c) Section 3.06(a) of the Indenture shall be amended by replacing the phrase "July 1st" in the first line thereof with the phrase "March 31st" and by replacing the phrase "July 1" in the last line thereof with the phrase "March 31".

     (d) Section 3.10(vi) of the Indenture shall be amended by replacing the term "Qualified Rate Order" with the term "Qualified Rate Orders" in each of the second line and third line thereof.

     (e) Section 8.02(d)(i) of the Indenture shall be amended by adding the following phrase at the end thereof: "; provided that the Bond Trustee shall not receive any such Indemnity Amounts if an Event of Default is reasonably expected to occur as a result of the payment of any such Indemnity Amounts; provided, further, that prior to the payment of any such Indemnity Amount, the Issuer shall provide notice to the Rating Agencies of the Indemnity Amount and, if reasonably required by the Rating Agencies, the Issuer shall deliver an Officer's Certificate (and other backup information supporting the Officer's Certificate reasonably required by the Rating Agencies) to the Rating Agencies certifying that such payment is reasonably expected not to result in an Event of Default".

     (f) Section 8.02(d)(ii) of the Indenture shall be amended by adding the following phrase at the end thereof: "; provided that the Issuer Trustee shall not receive any such Indemnity Amounts if an Event of Default is reasonably expected to occur as a result of the payment of any such Indemnity Amounts; provided, further, that prior to the payment of any such Indemnity Amount, the Issuer shall provide notice to the Rating Agencies of the Indemnity Amount and, if reasonably required by the Rating Agencies, the Issuer shall deliver an Officer's Certificate (and other backup information supporting the Officer's Certificate reasonably required by the Rating Agencies) to the Rating

Agencies certifying that such payment is reasonably expected not to result in an Event of Default".

     (g) Section 8.02(f) of the Indenture shall be amended by (i) adding the following phrase at the end of clause (iv) thereof: "provided that if the Issuer receives Liquidated Damages from the Seller as a result of a breach of a representation and warranty under the Sale Agreement which relates to one or more of the Qualified Rate Orders, but not all of the Qualified Rate Orders, then only the Redemption Price and accrued interest for the Affected Transition Bonds shall be paid to Transition Bondholders of such Series, and any amounts due to any Counterparty pursuant to a Swap Agreement entered into in connection with the issuance of the Affected Transition Bonds shall be paid to such Counterparty;" and (ii) adding the following phrase at the end of clause (vi) thereof: "provided that if the Issuer receives Liquidated Damages from the Seller as a result of a breach of a representation and warranty under the Sale Agreement which relates to one or more of the Qualified Rate Orders, but not all of the Qualified Rate Orders, then the balance, if any, will remain in the Collection Account".

     (h) Section 10.02(a) of the Indenture shall be amended by adding the following phrase at the end of clause (ii) thereof: "; provided that if the Issuer receives Liquidated Damages from the Seller as a result of a breach of a representation and warranty under the Sale Agreement which relates to one or more of the Qualified Rate Orders, but not all of the Qualified Rate Orders, then (1) only the Affected Transition Bonds will be redeemed and (2) the Redemption Price shall be equal to the then outstanding principal amount of the Affected Transition Bonds as of the Liquidated Damages Redemption Date plus accrued interest to such Redemption Date".

     (i) Section 11.04 of the Indenture shall be amended by replacing the phrase "Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, NY 10004" with the phrase "Standard & Poor's Rating Services, 55 Water Street (41st Floor), New York, NY 10041".

     SECTION 9. Delivery and Payment for the Series 2000-A Transition Bonds; Form of the Series 2000-A Transition Bonds. The Bond Trustee shall deliver the Series 2000-A Transition Bonds to the Issuer when authenticated in accordance with Section 2.02 of the Indenture. The Series 2000-A Transition Bonds of each Class shall be in the form of Exhibits A-1 through A-4 hereto.

     SECTION 10. Confirmation of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

     SECTION 11. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 12. Governing Law. This Supplement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 13. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Bond Trustee on the Transition Bonds or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Bond Trustee, any holder of a beneficial interest in the Issuer or the Bond Trustee or of any successor or assign of the Bond Trustee, except as any such Person may have expressly agreed (it being understood that none of the Bond Trustee's obligations are in its individual capacity).

     IN WITNESS WHEREOF, the Issuer and the Bond Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.



                                        PECO ENERGY TRANSITION TRUST,

                                        By First Union Trust Company,
                                           National Association, not in
                                           its individual capacity but
                                           solely as Issuer Trustee,
                                           Delaware Trustee and
                                           Independent Trustee

                                        By /s/ Edward L. Truitt, Jr.
                                           -------------------------------------
                                           Name: Edward L. Truitt, Jr.
                                           Title: Vice President


                                        THE BANK OF NEW YORK, not in its
                                        individual capacity but solely as Bond
                                        Trustee on behalf of the Transition
                                        Bondholders,

                                        By /s/ Thomas J. Provenzano
                                           -------------------------------------
                                           Name: Thomas J. Provenzano
                                           Title: Vice President

                                                                      SCHEDULE A


                                           Expected Amortization Schedule

                                            Outstanding Principal Balance

Payment Date                 Class A-1        Class A-2       Class A-3         Class A-4        Series 2000-A
------------                -----------      -----------     -----------       -----------      ---------------
Series Issuance Date..      110,000,000      140,000,000     398,838,452       351,161,548       1,000,000,000
September 1, 2000.....      110,000,000      140,000,000     398,838,452       351,161,548       1,000,000,000
March 1, 2001.........       62,081,471      140,000,000     398,838,452       351,161,548         952,081,417
September 1, 2001.....                0      140,000,000     398,838,452       351,161,548         890,000,000
March 1, 2002.........                0       68,928,136     398,838,452       351,161,548         818,928,136
September 1, 2002.....                0                0     398,838,452       351,161,548         750,000,000
March 1, 2003.........                0                0     398,838,452       351,161,548         750,000,000
September 1, 2003.....                0                0     398,838,452       351,161,548         750,000,000
March 1, 2004.........                0                0     398,838,452       351,161,548         750,000,000
September 1, 2004.....                0                0     398,838,452       351,161,548         750,000,000
March 1, 2005.........                0                0     398,838,452       351,161,548         750,000,000
September 1, 2005.....                0                0     398,838,452       351,161,548         750,000,000
March 1, 2006.........                0                0     398,838,452       351,161,548         750,000,000
September 1, 2006.....                0                0     398,838,452       351,161,548         750,000,000
March 1, 2007.........                0                0     398,838,452       351,161,548         750,000,000
September 1, 2007.....                0                0     398,838,452       351,161,548         750,000,000
March 1, 2008.........                0                0     376,413,585       351,161,548         727,575,133
September 1, 2008.....                0                0     348,838,452       351,161,548         700,000,000
March 1, 2009.........                0                0               0       351,161,548         351,161,548
September 1, 2009.....                0                0               0                 0                   0
March 1, 2010.........                0                0               0                 0                   0

                                                                      SCHEDULE B

                           Monthly Allocated Balances

                                              Monthly Allocated         Monthly Allocated
Monthly Allocation Date                        Interest Balance         Principal Balance
-----------------------                       ------------------        -----------------
June 1, 2000..........................            11,335,047                       --
July 1, 2000..........................            15,344,430                       --
August 1, 2000........................            19,880,821                       --
September 1, 2000.....................            24,921,671                       --
October 1, 2000.......................             5,860,167                7,449,228
November 1, 2000......................            12,127,490               15,416,018
December 1, 2000......................            18,091,187               22,996,849
January 1, 2001.......................            23,950,499               30,444,990
February 1, 2001......................            30,496,670               38,766,241
March 1, 2001.........................            37,696,645               47,918,583
April 1, 2001.........................             6,198,559               10,696,336
May 1, 2001...........................            12,131,238               20,933,865
June 1, 2001..........................            17,669,661               30,491,060
July 1, 2001..........................            23,208,919               40,049,695
August 1, 2001........................            29,244,409               50,464,636
September 1, 2001.....................            35,976,368               62,081,417
October 1, 2001.......................             6,026,170               12,690,993
November 1, 2001......................            11,845,275               24,945,912
December 1, 2001......................            17,173,884               36,167,856
January 1, 2002.......................            22,367,208               47,104,891
February 1, 2002......................            27,938,266               58,837,428
March 1, 2002.........................            33,747,645               71,071,864
April 1, 2002.........................             5,391,423               11,928,692
May 1, 2002...........................            10,531,897               23,302,150
June 1, 2002..........................            15,323,997               33,904,776
July 1, 2002..........................            20,114,015               44,502,883
August 1, 2002........................            25,332,185               56,048,246
September 1, 2002.....................            31,153,522               68,928,136
October 1, 2002.......................             5,254,639                       --
November 1, 2002......................            10,217,783                       --
December 1, 2002......................            14,725,198                       --
January 1, 2003.......................            19,108,589                       --
February 1, 2003......................            23,782,708                       --
March 1, 2003.........................            28,637,645                       --
April 1, 2003.........................             4,957,627                       --
May 1, 2003...........................             9,684,198                       --
June 1, 2003..........................            14,089,731                       --
July 1, 2003..........................            18,490,788                       --
August 1, 2003........................            23,285,552                       --
September 1, 2003.....................            28,637,645                       --
October 1, 2003.......................             5,272,012                       --
November 1, 2003......................            10,233,758                       --

                                              Monthly Allocated         Monthly Allocated
Monthly Allocation Date                        Interest Balance         Principal Balance
-----------------------                       ------------------        -----------------
December 1, 2003......................            14,730,371                       --
January 1, 2004.......................            19,100,257                       --
February 1, 2004......................            23,769,833                       --
March 1, 2004.........................            28,637,645                       --
April 1, 2004.........................             4,956,412                       --
May 1, 2004...........................             9,683,008                       --
June 1, 2004..........................            14,088,905                       --
July 1, 2004..........................            18,489,896                       --
August 1, 2004........................            23,284,751                       --
September 1, 2004.....................            28,637,645                       --
October 1, 2004.......................             5,376,048                       --
November 1, 2004......................            10,351,765                       --
December 1, 2004......................            14,835,936                       --
January 1, 2005.......................            19,188,703                       --
February 1, 2005......................            23,825,187                       --
March 1, 2005.........................            28,637,645                       --
April 1, 2005.........................             4,957,630                       --
May 1, 2005...........................             9,684,020                       --
June 1, 2005..........................            14,089,489                       --
July 1, 2005..........................            18,490,401                       --
August 1, 2005........................            23,285,176                       --
September 1, 2005.....................            28,637,645                       --
October 1, 2005.......................             5,250,289                       --
November 1, 2005......................            10,131,763                       --
December 1, 2005......................            14,541,759                       --
January 1, 2006.......................            18,826,142                       --
February 1, 2006......................            23,539,803                       --
March 1, 2006.........................            28,637,645                       --
April 1, 2006.........................             4,952,684                       --
May 1, 2006...........................             9,681,077                       --
June 1, 2006..........................            14,089,359                       --
July 1, 2006..........................            18,487,247                       --
August 1, 2006........................            23,279,815                       --
September 1, 2006.....................            28,637,645                       --
October 1, 2006.......................             5,389,289                       --
November 1, 2006......................            10,359,806                       --
December 1, 2006......................            14,834,519                       --
January 1, 2007.......................            19,179,254                       --
February 1, 2007......................            23,813,481                       --
March 1, 2007.........................            28,637,645                       --
April 1, 2007.........................             4,972,495                       --
May 1, 2007...........................             9,704,644                       --
June 1, 2007..........................            14,110,761                       --

                                              Monthly Allocated         Monthly Allocated
Monthly Allocation Date                        Interest Balance         Principal Balance
-----------------------                       ------------------        -----------------
July 1, 2007..........................            18,497,979                       --
August 1, 2007........................            23,280,298                       --
September 1, 2007.....................            28,637,645                       --
October 1, 2007.......................             5,638,132                4,414,971
November 1, 2007......................            10,620,078                8,316,111
December 1, 2007......................            15,027,315               11,767,222
January 1, 2008.......................            19,289,203               15,104,517
February 1, 2008......................            23,856,237               18,680,759
March 1, 2008.........................            28,637,645               22,424,867
April 1, 2008.........................             4,824,756                4,788,710
May 1, 2008...........................             9,415,760                9,345,415
June 1, 2008..........................            13,690,269               13,587,989
July 1, 2008..........................            17,945,258               17,811,190
August 1, 2008........................            22,583,990               22,415,265
September 1, 2008.....................            27,782,697               27,575,133
October 1, 2008.......................             4,877,526               63,650,577
November 1, 2008......................             9,506,354              124,055,689
December 1, 2008......................            13,704,594              178,841,742
January 1, 2009.......................            17,786,861              232,114,368
February 1, 2009......................            22,162,157              289,210,957
March 1, 2009.........................            26,731,395              348,838,452
April 1, 2009.........................             2,333,212               60,999,018
May 1, 2009...........................             4,552,848              119,028,704
June 1, 2009..........................             6,619,322              173,054,180
July 1, 2009..........................             8,676,449              226,835,267
August 1, 2009........................            10,918,982              285,463,581
September 1, 2009.....................            13,431,929              351,161,548

                                                  Exhibit A to Series Supplement

REGISTERED                                                             $[      ]
No. ______


                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                           CUSIP NO. ___________

     THE PRINCIPAL OF THIS CLASS [ ] TRANSITION BOND WILL BE PAID IN INSTALMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS
[ ] TRANSITION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                          PECO ENERGY TRANSITION TRUST

                   TRANSITION BONDS, SERIES 2000-A, Class [ ].


     Bond                     Original Principal             Expected Final
     Rate                           Amount                     Payment Date
     ----                     ------------------             --------------
     [  ]%                       $[        ]                     [ ], [ ]


     PECO Energy Transition Trust, a statutory business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the Registered Holder hereof, or registered assigns, the Original Principal Amount shown above in semi-annual instalments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02(e) of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Class [ ] Termination Date, to pay the entire unpaid principal hereof on the Class [ ] Termination Date and to pay interest, at the Bond Rate shown above, on each March 1 and September 1 or if any such day is not a Business Day, the next succeeding Business Day, commencing on September 1, 2000 and continuing until the earlier of the payment of the principal hereof and the Class [ ] Termination Date (each a "Payment Date"), on the principal amount of this Class [ ] Transition Bond outstanding from time to time. Interest on this Class [ ] Transition Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from May 2, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Class [ ] Transition Bond shall be paid in the manner specified on the reverse hereof.

     The principal of and interest on this Class [ ] Transition Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class [ ] Transition Bond shall be applied first to interest due and payable on this Class [ ] Transition Bond as provided above and then to the unpaid principal of and premium, if any, on this Class [ ] Transition Bond, all in the manner set forth in Section 8.02(e) of the Indenture.

     Reference is made to the further provisions of this Class [ ] Transition Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [ ] Transition Bond.

     Unless the certificate of authentication hereon has been executed by the Bond Trustee whose name appears below by manual signature, this Class [ ] Transition Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Issuer Trustee.

Date:


                                       PECO ENERGY TRANSITION TRUST,

                                         by First Union Trust Company,
                                            National Association, not in
                                            its individual capacity but
                                            solely as Issuer Trustee,

                                         by
                                            ------------------------------------
                                            Name:
                                            Title:

                  BOND TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: May 2, 2000

     This is one of the Class [ ] Transition Bonds of the Series 2000-A Transition Bonds, designated above and referred to in the within-mentioned Indenture.


                                         THE BANK OF NEW YORK, not in its
                                         individual capacity but solely as
                                         Bond Trustee on behalf of the
                                         Transition Bondholders,

                                           by
                                              ----------------------------------
                                              Authorized Signatory

                          [REVERSE OF TRANSITION BOND]


     This Series 2000-A, Class [ ] Transition Bond is one of a duly authorized issue of Transition Bonds of the Issuer, designated as its Transition Bonds (herein called the "Transition Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes, and this Series 2000-A Transition Bond, in which this Class [ ] Transition Bond represents an interest, consists of four Classes, including the Class [ ] Transition Bonds (herein called the "Class [ ] Transition Bonds"), all issued and to be issued under an indenture dated as of March 1, 1999, and a series supplement thereto dated as of May 2, 2000 (such series supplement, as supplemented or amended, the "Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each between the Issuer and The Bank of New York, as Bond Trustee (the "Bond Trustee", which term includes any successor bond trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Collateral property pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Bond Trustee and the Holders of the Transition Bonds and the terms and conditions under which additional Transition Bonds may be issued. All terms used in this Class [ ] Transition Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

     The Class [ ] Transition Bonds, the other Classes of Series 2000-A Transition Bonds and any other Series of Transition Bonds issued by the Issuer are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

     The principal of this Class [ ] Transition Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Supplement as Schedule A, unless payable earlier either because (i) an Event of Default shall have occurred and be continuing and the Bond Trustee or the Holders of Transition

Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series have declared the Transition Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture,
(ii) the Issuer, at its option, shall have called for the redemption of the Series 2000-A Transition Bonds in whole or from time to time in part pursuant to
Section 10.01 of the Indenture, (iii) the Issuer shall have called for the redemption of the Series 2000-A Transition Bonds pursuant to Section 10.02 of the Indenture if the Seller is required to pay Liquidated Damages pursuant to
Section 5.01(d) of the Sale Agreement or (iv) the Issuer, at its option, shall have called for the redemption of the Series 2000-A Transition Bonds in whole pursuant to Section 6(b) of the Supplement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02(e) of the Indenture. The entire unpaid principal amount of this Class [ ] Transition Bond shall be due and payable on the earlier of the Class [ ] Termination Date hereof and the Redemption Date, if any, herefor. Notwithstanding the foregoing, the entire unpaid principal amount of the Transition Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Bond Trustee or the Holders of the Transition Bonds representing not less than a majority of the Outstanding Amount of the Transition Bonds have declared the Transition Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class
[ ] Transition Bonds shall be made pro rata to the Class [ ] Transition Bondholders entitled thereto based on the respective principal amounts of the Class [ ] Transition Bonds held by them.

     Payments of interest on this Class [ ] Transition Bond due and payable on each Payment Date, together with the instalment of principal or premium, if any, due on this Class [ ] Transition Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class [ ] Transition Bond (or one or more Predecessor Transition Bonds) in the Transition Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Supplement, except that with respect to Class [ ] Transition Bonds registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final instalment of principal and premium, if any, payable with respect to this Class [ ] Transition Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Transition Bond Register as of the applicable Record Date without requiring that this Class [ ] Transition Bond be submitted for notation of payment. Any reduction in the principal amount of this Class [ ] Transition Bond (or any one or more Predecessor Transition Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class [ ] Transition Bond and of any Class [ ] Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class [ ] Transition Bond on a Payment Date, then the Bond Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final instalment will be payable to the Registered Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Class [ ] Transition Bond and shall specify the place where this Class [ ] Transition Bond may be presented and surrendered for payment of such instalment.

     The Issuer shall pay interest on overdue instalments of interest on this Class [ ] Transition Bond at the Class [ ] Bond Rate to the extent lawful.

     As provided in the Indenture, the Class [ ] Transition Bonds may be redeemed, in whole or from time to time in part, at the option of the Issuer on any Redemption Date at the Redemption Price. In addition, as provided in the Indenture, if the Seller is required to pay Liquidated Damages pursuant to
Section 5.01(d) of the Sale Agreement, the Issuer will be required to redeem all outstanding Series of Transition Bonds, including the Class [ ] Transition Bonds, on the Liquidated Damages Redemption Date.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class [ ] Transition Bond may be registered in the Transition Bond Register upon surrender of this Class [ ]

Transition Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bond Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Class [ ] Transition Bonds of any Authorized Initial Denominations and in the same aggregate initial principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class [ ] Transition Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

     Each Class [ ] Transition Bondholder, by acceptance of a Class [ ] Transition Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Bond Trustee on the Class [ ] Transition Bonds or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Bond Trustee, any holder of a beneficial interest in the Issuer or the Bond Trustee or of any successor or assign of the Bond Trustee, except as any such Person may have expressly agreed (it being understood that all of the Bond Trustee's obligations are in its individual capacity).

     Prior to the due presentment for registration of transfer of this Class [ ] Transition Bond, the Issuer, the Bond Trustee and any agent of the Issuer or the Bond Trustee may treat the Person in whose name this Class [ ] Transition Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Class [ ] Transition Bond and for all other purposes whatsoever, whether or not this Class [ ] Transition Bond be overdue, and neither the Issuer, the Bond Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Transition Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Transition Bonds representing a majority of the Outstanding Amount of all Transition Bonds at the time Outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Holders of Transition Bonds representing specified percentages of the Outstanding Amount of the Transition Bonds of all Series, on behalf of the Holders of all the Transition Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class [ ] Transition Bond (or any one of more Predecessor Transition Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class [ ] Transition Bond and of any Class [ ] Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class [ ] Transition Bond. The Indenture also permits the Bond Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Transition Bonds issued thereunder.

     The term "Issuer" as used in this Class [ ] Transition Bond includes any successor to the Issuer under the Indenture.

     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Bond Trustee and the Holders of Transition Bonds under the Indenture.

     The Class [ ] Transition Bonds are issuable only in registered form in Authorized Initial Denominations as provided in the Indenture and the Supplement, subject to certain limitations therein set forth.

     This Class [ ] Transition Bond, the Indenture and the Supplement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

     No reference herein to the Indenture and no provision of this Class [ ] Transition Bond or of the

Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class [ ] Transition Bond at the times, place, and rate, and in the coin or currency herein prescribed.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

____________________________


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

________________________________________________________________________________
                         (name and address of assignee)

the within Class [ ] Transition Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________________________

_______________________________________________________________________________,
attorney, to transfer said Class [ ] Transition Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________             ______________________________________*
                                                    Signature Guaranteed:

____________________________             _______________________________________


----------
     *NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class [ ] Transition Bond in every particular, without alteration, enlargement or any change whatsoever.